EXHIBIT 24

LIMITED POWER OF ATTORNEY

       Know all by these presents, that the
undersigned hereby constitutes and appoints
each of Jenette L. Eck and Donna Kowalski,
signing individually, the undersigned's true and
lawful attorney-in-fact to:
1.	execute for and on behalf of the
undersigned, in the undersigned's
capacity as an officer and/or director of
VIST Financial Corp. (the Company),
Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;
2.	do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable to
complete and execute any such Form 3,
4, or 5 and timely file such form with the
United States Securities and Exchange
Commission and any stock exchange or
similar authority; and
3.	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited
Power of Attorney shall be in such form
and shall contain such terms and
conditions as such attorney-in-fact may
approve in such attorney-in-fact's
discretion.
       The undersigned hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
       The undersigned hereby authorizes each
such attorney-in-fact to file any original or copy of this Limited Power of Attorney with any institution or person or in any public office, including the United States Securities and Exchange Commission.
       This Limited Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the
undersigned's holdings of transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       Any provision of this Limited Power of
Attorney judicially determined to be
unenforceable or invalid for any reason shall be entirely disregarded and such determination shall not affect or impair the other provisions hereof.

       IN WITNESS WHEREOF, the
undersigned has caused this Limited Power of Attorney to be executed as of this _18th_ day of _April______________, 2012.


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